Page 58 of 68 Pages


                                   EXHIBIT H

      The security represented by this Certificate has not been registered under the Securities Act of 1933, as amended " Securities Act"), or applicable state securities laws, and may not be transferred or otherwise disposed of unless it has been registered under the
         Securities Act or an exemption from registration is available.

                               T/F PURIFINER, INC.

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------


                                                            Certificate No. W- 1
                                                                              --

               FOR VALUE RECEIVED, T/F Purifiner, Inc., a Delaware corporation " Corporation"), hereby grants to Quantum Industrial Partners LDC or its
-----------
registered  assigns  (the  "Registered  Holder" or Holder")  this  warrant  (the
                            ------------------     ------
"Warrant") to purchase,  in accordance with the terms set forth herein,  500,000
 -------
shares of the Corporation's Common Stock, par value $.001 per share (the "Common
                                                                          ------
Stock").  This Warrant is issued pursuant to the Securities  Purchase Agreement,
-----
dated  as of  June  19,  1997  (the  "Purchase  Agreement"),  by and  among  the
                                      -------------------
Corporation, the other signatories thereto and Quantum Industrial Partners LDC (the "Purchaser"). Each capitalized term used in this Warrant which is defined
       ---------
in the Purchase Agreement but not otherwise defined herein has the meaning given such term in the Purchase Agreement.

               This Warrant is subject to the following provisions:

               Section 1. Warrant  Terms.  The Warrant is for the purchase of up
                          --------------
to FIVE HUNDRED THOUSAND (500,000) shares of Common Stock (the "Warrant Amount") at a price per share equal to the then applicable Exercise Price. Subject to the provisions of Section 2, the Exercise Price" shall be $2.75 per share (the
"Exercise Price"). This Warrant will expire on December 31, 2000 (the "Expiration Date").

               Section 2. Anti-dilution Provisions. In order to prevent dilution
                          ------------------------
of the purchase rights granted under Section 1 of this Warrant, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth herein.

                    (a) If and whenever the Corporation issues or sells, or in accordance with Section 2(b) is deemed to have issued or sold, any shares of its Common Stock (other than shares issued pursuant to the Corporation's 1996 Stock Option Plan and other than options and warrants outstanding on the date hereof and set forth on Schedule I attached hereto) for a consideration per share less than (a) the Exercise Price in effect immediately prior to the time of such issue or sale or (b) Market Price determined as of the date of such issue or sale, then immediately upon such issue or sale the Exercise Price shall be reduced to whichever of the following Exercise Prices is lower:


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                                                             Page 59 of 68 Pages

                    (1) the Exercise Price determined by dividing (A) the sum of
               (x) the product derived by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding (as defined in Section 2(g)) immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

                    (2) the Exercise Price determined by multiplying the Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by the Market Price determined as of the date of such issuance or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                    (b) Effect on Exercise Price of Certain Events. For purposes
                        ------------------------------------------
of determining the adjusted Exercise Price under Section 2(a), the following shall be applicable:

                    (1) If the  Corporation  in any  manner  grants or sells any
               Options (as defined in Section 2(g)) and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities (as defined in Section 2(g)) issuable upon exercise of such Options, is less than (A) the Exercise Price in effect immediately prior to the time of the granting or sale of such Options or (B) the Market Price determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
               (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the

                                                             Page 60 of 68 Pages

               exercise of such Options. No further adjustment of the Exercise Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (2) Issuance of Convertible  Securities.  If the Corporation
                        -----------------------------------
               in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than (A) the Exercise Price in effect immediately prior to the time of such issue or sale or (B) the Market Price determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                    (3)  Change  in  Option  Price or  Conversion  Rate.  If the
                         ----------------------------------------------
               purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be immediately adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such
                                                             --------
               changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided, that if such adjustment would result in an
                         --------
               increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Shares. For purposes of this Section 2(b), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such
                                                           --------

                                                             Page 61 of 68 Pages

               change shall at any time cause the Exercise Price hereunder to be increased.

                    (4) Treatment of Expired Options and Unexercised Convertible
                        --------------------------------------------------------
               Securities.  Upon the expiration of any Option or the termination
               ----------
               of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Exercise Price then in effect hereunder shall be adjusted immediately to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Exercise Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to the Holder. For purposes of this Section 2(b), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Warrant shall not cause the Exercise Price to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of such Warrant.

                    (5)  Calculation of  Consideration  Received.  If any Common
                         ---------------------------------------
               Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board of Directors of the Corporation.

                    (6) Integrated Transactions. In case any Option is issued in
                        -----------------------
               connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Board of Directors of the Corporation shall determine in good faith the consideration for such Option.

                    (7)  Treasury  Shares.  The number of shares of Common Stock
                         ----------------
               outstanding  at any given time shall not include  shares owned or

                                                             Page 62 of 68 Pages

               held by or for the account of the Corporation or any Subsidiary (as defined in Section 2(g)), and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                    (8) Record Date.  If the  Corporation  takes a record of the
                        -----------
               holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (c)   Subdivision  or   Combination  of  Common  Stock.   If  the
                     ------------------------------------------------
Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

               (d) Reorganization,  Reclassification,  Consolidation,  Merger or
                   -------------------------------------------------------------
Sale. Any  recapitalization,  reorganization,  reclassification,  consolidation,
----
merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an Organic Change." Prior to the
                                                 ---------------
consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as such Holder would have received in connection with such Organic Change if such Holder had exercised this Warrant immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the Majority Warrant Holders) to insure that the provisions of this Section 2 shall thereafter be applicable to this Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate  adjustment  of the  Exercise  Price to the value for the Common Stock
reflected  by  the  terms  of  such   consolidation,   merger  or  sale,  and  a
corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in

                                                             Page 63 of 68 Pages


form and substance satisfactory to the Majority Warrant Holders), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               (e) Certain Events.  If any event occurs of the type contemplated
                   --------------
by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) other than the grant of options to purchase Common Stock pursuant to the Corporation's 1996 Stock Option Plan, then the Corporation's Board of Directors shall make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder; provided that no such adjustment shall increase the Exercise Price as otherwise determined pursuant to this Section 2 or decrease the number of shares of Common Stock issuable upon exercise of this Warrant.

               (f)  Notices.  Immediately  upon any  adjustment  of the Exercise
                    -------
Price, the Corporation shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. The Corporation shall give written notice to the Holder at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Corporation shall also give written notice to the Holder at least 20 days prior to the date on which any Organic Change shall take place.

               (g) Definitions.

               Common Stock Deemed  Outstanding"  means,  at any given time, the
               --------------------------------
number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(b)(1) and 2(b)(2) whether or not the Options or Convertible Securities are actually exercisable at such time.

               Convertible  Securities"  means  any stock or  securities  of the
               -----------------------
Corporation directly or indirectly convertible into or exchangeable for Common Stock.

               Majority  Warrant  Holders" means the holders of more than 50% of
               --------------------------
all shares of Common Stock underlying this Warrant initially issued to the Holders.

               Market  Price" means the average of the closing  prices of shares
               -------------
of the Common Stock's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day shares of the Common Stock are not quoted in the NASDAQ System, the Market

                                                             Page 64 of 68 Pages


Price" shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the Majority Warrant Holders. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

               Options"  means any rights,  warrants or options to subscribe for
               -------
or purchase Common Stock or Convertible Securities other than options (i) granted pursuant to the Corporation's 1996 Stock Option Plan or (ii) set forth on Schedule I hereto.

               Subsidiary"   means,   with  respect  to  the  Corporation,   any
               ----------
corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more Subsidiaries of the Corporation or a combination thereof. For purposes hereof, the Corporation shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if the Corporation shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

               (h) Number of Shares.  Upon each adjustment of the Exercise Price
                   ----------------
as a result of the calculations made in this Section 2, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to adjustment by the Exercise Price in effect immediately prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

               Section 3.     Exercise of Warrant.
                              -------------------

                    (a) The Holder shall have the right to exercise all or a portion of this Warrant:

                         (i) at any time  and  from  time to time on or prior to
the Expiration Date, by surrendering at the principal office of the Corporation this Warrant and a completed Exercise Agreement (in the form of Exhibit I hereto) and by paying the Exercise Price by check or wire transfer to an account

                                                             Page 65 of 68 Pages

designated by the Corporation as to the number of shares of Common Stock as to which the Warrant is being exercised (the "Exercise Amount") and receiving in exchange therefor the number of shares of Common Stock equal to the Exercise Amount;

                         (ii) at any time  and from  time to time on or prior to
the Expiration Date, by surrendering at the principal office of the Corporation this Warrant and a completed Exercise Agreement (in the form of Exhibit I hereto) and receiving in exchange therefor the number of shares equal to the product of the Exercise Amount multiplied by a fraction, the numerator of which is the Market Price (as defined in Section 2(g)) less the Exercise Price and the denominator of which is such Market Price; and/or

                         (iii) at any time and from  time to time on or prior to
the Expiration Date, by surrendering at the principal office of the Corporation this Warrant and a completed Exercise Agreement (in the form of Exhibit I hereto) and by surrendering shares of Common Stock of the Corporation valued at the Market Price and receiving in exchange therefor the number of shares of Common Stock equal to the Exercise Amount.

                    (b) A Holder may use one or more of the methods of exercise outlined in Section 3(a) when exercising this Warrant so long as the completed Exercise Agreement accurately states which method or methods such Holder intends to use and the number of shares as to which each such method will be used.

                    (c) Certificates for shares of Common Stock acquired through exercise of this Warrant shall be delivered by the Corporation to the Holder within five (5) business days after receipt by the Corporation of the items required by Section 3(a) for the respective method or methods of exercise. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Corporation shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to such Holder.

                    (d) The Common Stock issuable upon exercise of this Warrant shall be deemed to have been issued to the Holder on the date by which the Corporation receives the completed Exercise Agreement and payment of the Exercise Price, if any, and such Holder shall be deemed for all purposes to have become the record holder of such Common Stock on such date.

                    (e) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such exercise and the related issuance of shares of Common Stock.

                    (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of

                                                             Page 66 of 68 Pages

Common Stock as are issuable upon exercise of this Warrant. All such shares of Common Stock shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). In addition, prior to the issuance of any Common Stock upon an exercise of this Warrant, the Company shall at its expense procure the listing of such Common Stock which shall be issued upon exercise of this Warrant as then may be required on all stock exchanges or interdealer quotation systems on which the Common Stock is then listed and shall maintain such listing if and so long as any shares of the Common Stock shall be listed on such stock exchanges or interdealer quotation systems.

               Section  4.  Warrant   Transferable.   Subject  to  the  transfer
                            ----------------------
conditions  referred  to in the legend  endorsed  hereon,  this  Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder; upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Corporation.
            ----------

               Section 5. Warrant Exchangeable for Different Denominations. This
                          ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for new Warrants, substantially identical hereto, representing in the aggregate the rights formerly represented by this Warrant, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Corporation initially issues this Warrant shall be the date of issuance of such new Warrants regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

               Section  6.  Replacement.  Upon  receipt of  evidence  reasonably
                            -----------
satisfactory to the Corporation (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if such Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate, substantially identical hereto, representing the rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

               Section 7. Successors and Assigns. This instrument is intended to
                          ----------------------
bind and inure to the benefit of and be enforceable by the Investor and his respective heirs, successors and assigns.

               Section 8.  Amendment  and Waiver.  Except as otherwise  provided
                           ---------------------
herein, the provisions of this Warrant may be amended only if the Corporation has obtained the written consent of the Holder.

                                                             Page 67 of 68 Pages


               Section 9. Descriptive  Headings;  Governing Law. The descriptive
                          -------------------------------------
headings of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Corporation and its stockholders. All other questions concerning the construction, validity and interpretation of this Warrant will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

               Section 10. Complete Agreement; Severability. Except as otherwise
                           --------------------------------
expressly set forth herein, this Warrant, the Purchase Agreement and any other agreement executed by the parties and contemplated by the Purchase Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
Whenever possible, each provision of this Warrant will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Warrant will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               Section  11.  Notices.  Except as  otherwise  expressly  provided
                             -------
herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Corporation, at its principal executive offices and (ii) to the Holder, at such Holder's address as it appears in the records of the Corporation (unless otherwise indicated by any such Holder). If the Holder is a Purchaser, notices to such Holder shall be sent to the address for such Holder set forth in the Purchase Agreement (unless otherwise indicated by such Holder) with copies to such persons as are indicated therein.

                                                             Page 68 of 68 Pages

                                     * * * *

               IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed and attested by its duly authorized officer and to be dated the date of issuance hereof.

                                             T/F PURIFINER, INC.


                                             By:  /s/  Keith T.J. Hart
                                                  -----------------------------
                                                  Its: President



Attest:


/S/ SECRETARY
-----------------------------
         Secretary